Exhibit 99.2

Exhibit 99.2

Q3 Fiscal Year 2012

Earnings Presentation, Commentary

& Financial Results Supplement

April 26, 2012

This document is Vistaprint’s third quarter fiscal year 2012 earnings commentary. As noted last quarter, Vistaprint has ceased to provide pre-recorded audio presentations based on the relative popularity of our downloadable presentations and transcripts. We have streamlined our commentary to a single PDF document that includes both slides and accompanying comments in the “notes” section below each slide.

Safe Harbor Statement

This presentation contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our current revenue, earnings and growth rate expectations for the next five years, our financial guidance set forth under the heading “Financial Guidance as of April 26, 2012,” and our preliminary comments on certain expectations for fiscal 2013 set forth under the heading “Preliminary Thoughts on Fiscal Year 2013.” These types of forward-looking projections or expectations are inherently uncertain, are based on assumptions and judgments by management and may turn out to be wrong. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; the willingness of purchasers of marketing services and products to shop online; our failure to acquire new customers and enter new markets, retain our current customers and sell more products to current and new customers; our failure to promote and strengthen our brand; the failure of our current and new marketing channels to attract customers; our failure to manage growth and changes in our organization and senior management; our failure to manage the complexity of our business and expand our operations; our inability to make the investments in our business that we plan to make because the investments are more costly than we expected or because we are unable to devote the necessary operational and financial resources; the failure of our investments to have the effects that we expect; our failure to execute our strategy; currency fluctuations that affect our revenues and costs; costs and disruptions caused by acquisitions; the failure of our acquired businesses to perform as expected; difficulties or higher than anticipated costs in integrating the systems and operations of our acquired businesses into our systems and operations; unanticipated changes in our market, customers or business; competitive pressures; interruptions in or failures of our websites, network infrastructure or manufacturing operations; our failure to retain key employees of Vistaprint or of our acquired businesses; our failure to maintain compliance with the financial covenants in our revolving credit facility or to pay our debts when due; costs and judgments resulting from litigation; changes in the laws and regulations or in the interpretations of laws or regulations to which we are subject, including tax laws, or the institution of new laws or regulations that affect our business; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended December 31, 2011 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

2

Please read the above safe harbor statement. Additionally, a detailed reconciliation of GAAP and non-GAAP measures is posted in the appendix of the Q3 fiscal 2012 earnings presentation that accompanies these remarks.

Presentation Organization & Call Details

Presentation Organization:

Operational results

Strategic highlights

Financial performance

Q4 guidance

FY13 expectations

Supplementary information

Reconciliation of GAAP to Non-GAAP results

Live Q&A Session:

5:15 p.m. Eastern

Link from the IR section of

www.vistaprint.com

Hosted by:

Robert Keane President & CEO

Ernst Teunissen EVP & CFO

This presentation is organized into the following categories:

•	General commentary and review of Vistaprint’s Q3 FY2012 performance

•	Updates from the quarter in light of the company’s well-communicated investment strategy

•	Review of financial results

•	Financial guidance

•	Supplementary graphics of data related to Vistaprint’s business

•	Reconciliation of GAAP to Non-GAAP results

Robert Keane, CEO, and Ernst Teunissen, CFO, will host a live question and answer conference call at 5:15 p.m. US Eastern time which you can access through a link on the investor relations section of www.vistaprint.com.

Consolidated

Quarterly Financial Results

Webs revenue (millions)

Albumprinter revenue (millions)

Organic revenue (millions)

GAAP EPS*

Non-GAAP EPS*

$300

$258

$234

$209

$212

$204

$170

$164

$0.89

$0.82

$0.75

$0.63

$0.51

$0.43

$0.38

$0.36

$0.32

$0.31

$0.29

$0.26

$0.24

$0.19

$0.01

$0.97

Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

Revenue and EPS results for the consolidated business, including Albumprinter and Webs results since October 31, 2011 and December 28, 2011 (dates of purchase, respectively).

Non-GAAP adjusted net income per diluted share for all periods presented excludes the impact of share-based compensation expense and its related tax effect, amortization of acquired intangible assets and a tax charge related to the alignment of Webs IP with our global structure.

Please see reconciliation to GAAP net income at the end of this presentation.

* Per diluted share

4

Our Q3 results reflect another strong quarter of performance this fiscal year. They demonstrate our ability to execute to our plans to invest for growth in our traditional business and to integrate our two recently acquired subsidiaries. Organic revenue was $243.6 million, and consolidated revenue inclusive of our acquisitions was $257.6 million. The sequential decline in revenue reflects the seasonality typical in the business as we move from the strong home and family quarter in Q2.

•

Geographically, revenue performance was strong particularly in North America, where the execution of our strategic initiatives is most mature. Europe was weaker than we would have liked to have seen, but we remain optimistic about future growth prospects. APAC performed in line with expectations.

•	The third quarter was also the first full quarter of Albumprinter and Webs results, and both met the expectations that we set out a quarter ago.

•	The net result was revenue performance in the upper half of our Q3 guidance range.

From an earnings perspective, we delivered results above the high end of our guidance range. Most of the outperformance came from delayed expenses that we now expect in the fourth quarter and lower than expected tax expenses related to the acquisitions. The decline of GAAP EPS in Q3 FY12 compared to GAAP EPS in Q3 FY11 is largely driven by the investments in our announced five year strategy and the dilutive impact of our two acquisitions this year (e.g. amortization of intangibles, tax impacts, SBC).

Q3 Highlights

Organic business (excluding Albumprinter and Webs)

Continued 20%+ constant currency growth

30%+ growth in new customer acquisition to 2.4 million

24% growth in TTM unique customers to 13.8 million

Albumprinter and Webs o First full quarter o Integration plans on schedule

5

Solid operational performance in our organic business was central to our strong quarter. We added 2.4 million new customers in the organic business, the second quarter in a row of more than 30% year over year growth. We had over 13 million unique customers transacting with us in the past 12 months in the organic business, reflecting 24% growth. As a reminder, our unique customer count includes customers served through our retail partners.

Our Albumprinter and Webs businesses delivered revenue in line with expectations, and slightly better than expected profits. Our integration efforts are underway and we remain convinced we can create great value by combining our strengths. This quarter we began to test cross-promotional campaigns for the Webs customer base, and also tested cross-selling Albumprinter photo books to Vistaprint customers in Europe to gather data as we plan for our FY13 efforts.

Core Growth Initiatives

Customer Value Proposition Improvements

Life Time Value Based Marketing

World Class Manufacturing

Continued investment in core initiatives

Customer Value: product substrate improvement projects

LTV-based marketing: continued expansion in newer channels

Manufacturing: improvements in on-time delivery, rip-to-ship, and other process improvements

Adjacent market initiatives progressing

Home and Family

Nickelodeon partnership

Global Emerging Market resource ramp

6

We continued to make progress in Q3 toward our long-term strategic initiatives:

•

In our customer value initiative, we introduced higher-quality substrates for our postcards product line and prepared for similar introductions in other product lines for Q4. We also continued to focus on customer service, adding new team members and support for new languages in Europe and Asia Pacific.

•

In LTV-based marketing, we continued to advertise in newer channels, including broadcast and direct mail. In the US we ran a broadcast campaign for much of the quarter and believe that some of our outperformance in North America can be attributed to this and past broadcast campaigns. Additionally, we continued to test into newer channels such as broadcast, box inserts, and online display in multiple geographic markets.

•

Our world-class manufacturing initiatives are on track as well. Throughout the year, we have improved our on-time delivery to customers through investments in both process as well as shipping upgrades. We also executed on plant-specific projects to optimize flow and processes through process engineering and software implementations.

We also made strong progress in our adjacencies:

•

First, the integration of Webs and Albumprinter, provides solid foundations for expansion into their respective market niches. Both the organic growth for each of these companies and our integration activities have progressed according to our expectations.

•

Second, we launched a partnership with Nickelodeon for our home & family segment, allowing customers to design consumer products with an array of Nickelodeon characters. Though this was not a material part of revenue during the quarter, we are excited to provide new content options for planning birthday parties and other important events for kids and their families.

•

Third, we continued to build out our capabilities to enter emerging markets. As noted at our investor day, we are building management capabilities in Singapore, from where we expect to develop long-term business strategies for developing economies in Asia and beyond. As part of this effort, we continue to build our team in India. We expect to launch an offering for Indian markets in the fall.

Organizational Announcement

Marketing Manufacturing Capabilities Development (Technology) CEO

Finance HR Legal Asia Pacific

7

As described in our earnings press release and 8-K, today we announced that Wendy Cebula, chief operating officer has decided to step down from the COO role effective July 1, 2012 to assume an ongoing role in Vistaprint’s executive development group. After twelve years of success as a leader of Vistaprint, Wendy chose to make this career move in order to spend more time with her family.

Wendy’s responsibility for revenue performance across North America and Europe will be assumed by Trynka Shineman, currently chief customer officer and president of Vistaprint North America. Trynka’s new title effective July 1st will be chief customer officer and executive vice president, Global Marketing. Concurrently, Nick Ruotolo, president of Vistaprint Europe, has decided to leave the company to pursue other opportunities, also effective July 1.

Vistaprint is aligning its organization in a manner designed to drive successful execution of its long-term strategy that seeks scale-based competitive advantages in manufacturing, technology, marketing and G&A functions. The company will align into global functions reporting directly to Robert Keane. Asia-Pacific and emerging markets will continue to operate separately, reporting to Robert. This new team will consist of executives already at Vistaprint.

Summary: Operational & Strategic Review

Strong Q3 performance

On track to meet FY 2012 targets for organic business

Continue to focus on long-term growth

Long-term competitive advantage & shareholder value

8

To summarize our operational and strategic performance, we are pleased with our Q3 results. We are confident we are putting into place the right strategy to enable Vistaprint to remain a strong growth company for years to come. We are at the early part of a multi-year effort. We believe in our ability to execute to our plans and build a transformational and enduring business institution over the long term.

Consolidated

Q3 FY 2012: Key Financial Metrics*

Quarter Ended 03/31/2012 Year-to-Date FY2012

Revenue • $257.6 million • $769.9 million

26% growth y/y 27% growth y/y

21% y/y organic constant currency growth 21% y/y organic constant currency growth

GAAP Net Income • $0.3 million • $40.1 million

0.1% net margin vs. 11.3% last year 5.2% net margin vs. 11.1% last year decrease of 99% y/y decrease of 41% y/y

• $0.01 Diluted EPS • $1.01 Diluted EPS

decrease of 98% y/y decrease of 33% y/y Non-GAAP Adjusted Net Income**

• $11.2 million • $62.2 million 4.4% net margin vs. 13.8% last year 8.1% net margin vs. 14.0% last year decrease of 60% y/y decrease of 27% y/y

• $0.29 Diluted EPS • $1.55 Diluted EPS

decrease of 54% y/y decrease of 17% y/y

* Financial metrics for the consolidated business, including Albumprinter results since October 31, 2011 and Webs results since December 28, 2011 (dates of purchase).

** Non-GAAP adjusted net income and non-GAAP adjusted EPS exclude share-based compensation expense and its related tax effect, amortization of acquired intangible assets, and a charge related to the alignment of Webs IP with our global operations. Please see reconciliation to GAAP net income and EPS at the end of this presentation.

Turning to financials, Vistaprint generated revenues of $257.6 million in the third quarter, reflecting a 26% year over year increase. In organic constant-currency terms, excluding Albumprinter and Webs, this reflects 21% year over year growth for the business, in line with the constant-currency expectations set a few months ago.

GAAP net income for the third quarter was $0.3 million, or 0.1% of revenue, reflecting a 99% decrease year over year. GAAP EPS in the third quarter was $0.01, reflecting a decrease of 98% year over year. We expected GAAP EPS to decline significantly year over year due to the investments in our strategy as well as the dilutive impact of the Webs and Albumprinter acquisitions. EPS came in slightly above expectations set in January due to a number of factors, including strong gross margins, advertising spend effectiveness, advertising campaign shifts from the third to fourth quarter, and lower than planned tax expenses related to the acquisitions.

Non-GAAP adjusted net income in the third quarter was $11.2 million, or 4.4% of revenue, reflecting a decrease of 60% year over year. Non-GAAP adjusted EPS was $0.29 in the third quarter of fiscal 2012, which reflects a decrease of 54% year over year. The decline in year on year non-GAAP EPS is lower than the decline in year on year GAAP EPS because we excluded certain items relating to our Webs and Albumprinter acquisitions, such as amortization of intangibles, IP related tax charges, and SBC expense.

Consolidated

Q3 FY 2012: Organic Business and Acquired Company Results

$257.6 Revenue

$2.3M 18% y/y growth

$11.8M 20% y/y growth

$243.6M 21% y/y growth

$0.01

$0.19 $(0.04) $(0.14)

GAAP EPS

$0.29 $0.01 $0.33

$(0.05)

Non-GAAP EPS

Vistaprint Organic Albumprinter Webs

Notes:

• Albumprinter results from October 31, 2011 (date of purchase); Albumprinter and Webs growth rates versus same period in CY2011. Albumprinter growth calculated using Euro-based results. Webs Q3 2012 revenue negatively impacted by $0.6M due to deferred revenue write down upon acquisition.

• Non-GAAP adjusted net income and non-GAAP adjusted EPS exclude share-based compensation expense and its related tax effect, amortization of acquired intangible assets and a tax expense related to the alignment of Webs IP with our global structure. Please see reconciliation to GAAP net income and EPS at the end of this presentation.

The charts above separate our results on an organic basis versus the impact of the Albumprinter and Webs acquisitions for revenue, GAAP EPS and Non-GAAP EPS. For the initial reporting periods following these transactions, we believe this level of transparency is helpful for investors to understand how we performed against expectations. However, we do not expect to break out EPS like this on an ongoing basis.

Revenue results for the organic business, Albumprinter and Webs were within our expectations with $243.6 million and $11.8 million, and $2.3 million, respectively, resulting in combined revenue of $257.6 million.

From a GAAP EPS perspective, our organic business contributed about $0.19, Albumprinter negatively impacted EPS by about $0.04, and Webs negatively impacted EPS by about $0.14. The consolidated GAAP EPS was $0.01.

From a non-GAAP EPS perspective, our organic business contributed about $0.33, Albumprinter contributed about $0.01, and Webs negatively impacted by about $0.05. Non-GAAP EPS excludes share based compensation and its related tax effect, amortization of acquired intangible assets and the tax expense associated with the alignment of Webs IP with our global operations.

The Albumprinter and Webs GAAP and Non-GAAP EPS results include interest costs associated with debt financing to fund the acquisitions.

Consolidated

Geographic Segment Revenue—Quarterly

(millions)

Asia-Pacific

Albumprinter (inc. in Europe) Europe Webs (inc. in North America) North America

$12.1

$11.8 $13.7 $127.3

$10.5

$7.8 $88.4

$8.2 $105.3

$7.0 $7.1 $77.8 $80.0

$77.7

$5.5 $86.6 $2.3

$63.6 $56.4 $60.9

$51.9

$119.2 $139.8 $139.7 $116.7 $115.5 $118.7 $100.2 $95.4 $100.7 $101.4

$87.7

$17.0

$15.7

$15.4

$11.8

Q3 FY2012

6% of total revenue 47% y/y growth 40% y/y growth (constant currency)

39% of total revenue 29% y/y growth 34% y/y growth (constant currency)

55% of total revenue 23% y/y growth 23% y/y growth (constant currency)

Revenue results for the consolidated business, including Albumprinter and Webs results since respective acquisition dates. All Albumprinter revenue included in European segment. All Webs revenue included in NA segment.

Note: Constant currency basis is estimated by translating all non-U.S. Dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. Dollar.

Please see reconciliation to reported revenue growth rates at the end of this presentation.

Revenue performance by geography, inclusive of Albumprinter and Webs revenues, was as follows:

•

North American revenue was $142.0 million, reflecting 23% growth year over year as reported as well as in constant currency. This revenue is inclusive of the $2.3 million of revenue from the Webs acquisition. Excluding Webs, our North American business grew 21% year over year in constant currency.

•

European revenue was $100.2 million, reflecting 29% growth year over year as reported and 34% growth year over year in constant currency. This revenue is inclusive of the $11.8 million of revenue from the Albumprinter acquisition. Excluding Albumprinter, our European business grew 18% year over year in constant currency.

•	Asia-Pacific revenue was $15.4 million, reflecting 47% growth year over year in reported terms and 40% growth year over year in constant currency.

North American organic revenue came in slightly above expectations, while European organic revenue came in below expectations. In Europe, we continue to have a lower first order AOV compared to the same quarter a year ago as we have reduced our cross sell in an effort to improve long-term customer retention. We believe pressure on our growth rates in Europe may persist while we continue our efforts to improve our customer value proposition through efforts that create a near-term revenue drag.

Currency exchange rates in the quarter had a negative impact on revenue growth year over year. The Euro and the British pound weakened against the U.S. dollar, while the Australian Dollar strengthened slightly. The net result of currency movements year over year in Q3 was a negative impact of approximately $2.9 million on a consolidated basis.

Sequentially, the Euro weakened against the U.S. dollar, while the Pound remained flat and the Australian dollar strengthened. The net effect of all currencies on revenue was a negative impact of $1.3 million versus second quarter rates. Compared to the currency rates we assumed when we gave guidance in January, currency helped us by approximately $2.2 million.

Consolidated

Q3 Income Statement Comparison to Prior Year

(as a percentage of revenue)

34.5%

37.9%

13.8%

10.8%

3.0%

Q3 FY2012

34.7%

32.7%

11.2%

8.8%

12.6%

Q3 FY2011

Cost of revenue Marketing and selling Technology and development General and administrative Income from operations

Looking at the Q3 fiscal 2012 income statement versus Q3 of fiscal 2011, one can see that as a percent of revenue:

•

Cost of revenue decreased 20 basis points year over year to 34.5% of revenue resulting in gross margin of 65.5%. Excluding Albumprinter and Webs, cost of revenue would have decreased to 34.0% of revenue. Positive gross margin drivers were overhead efficiencies and materials pricing.

•	Marketing and selling expense increased 520 basis points, consistent with our strategy, to 37.9% of revenue due to increases in external advertising and fixed marketing costs.

•	Technology and development expense increased 260 basis points to 13.8% of revenue, reflecting our strategy of a multiyear commitment to increase supporting resources, especially in engineering roles.

•	General and administrative expense increased by 200 basis points year over year to 10.8% of revenue. This increase was due to increased third party fees and planned hiring in our organic business.

•	Operating margin decreased by 960 basis points as a result of the items mentioned above.

•

Tax expense was 95% of pre-tax profits, compared to 8.9% of pre-tax profits during Q3 of the prior fiscal year. The higher effective tax rate in this quarter, compared to prior quarters, was in-line with expectations. Generally, we are required to record taxes relative to the timing of how profits are earned throughout the year. Since our pre-tax earnings came in slightly higher than expected in Q3, accordingly, the tax expense associated with those earnings also came in higher. Additionally, as a result of the impact of the integration of the Webs business and the alignment of the related IP during Q3, we were required to record the associated tax impact almost entirely in Q3, which further drove up the tax expense. This higher tax expense combined with the lower pre-tax profitability versus prior quarters resulted in a higher tax rate for the quarter. We still expect that for the full year, a tax rate in the 20%+ range is appropriate.

Consolidated

Q3 Income Statement Comparison to Prior Quarter

(as a percentage of revenue)

34.5%

37.9%

13.8%

10.8%

3.0%

Q3 FY2012

33.2%

36.9%

9.9%

9.1%

10.9%

Q2 FY2012

Cost of revenue Marketing and selling Technology and development General and administrative Income from operations

Looking sequentially at the Q3 fiscal year 2012 income statement versus the prior quarter, Q2 of fiscal 2012, one can see that as a percent of revenue, all P&L cost lines were higher as a percent of revenue due to the sequential seasonality in our business. Q2 has typically been our highest revenue quarter and benefits from significant cost absorption though higher volume. Sequentially in Q3:

•	Cost of revenue increased by 130 basis points.

•	Marketing and selling expense was up 100 basis points versus last quarter.

•	Technology and development expense increased 390 basis points.

•	General and administrative expense increased 170 basis points.

•	Operating margin, as a result, decreased by 790 basis points.

•

Tax expense was 95% of pre-tax profit compared to 8.3% of pre-tax profits in Q2 of fiscal 2012, due to a $3 million Q2 tax benefit that partially reversed in Q3, as well as new tax expenses from the Webs acquisition.

Organic

Operational Metrics

(Excludes Albumprinter and Webs)

Average Order Value Orders (M)

8.3

$37.75

$36.63 $36.38

$36.17 $36.03

$35.38

7.0 $34.79 $34.56 $34.69 $34.61

$34.23

6.5 $33.31

5.8 5.9

5.6

5.3

5.0

4.8 4.8

4.2

4.0

Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 FY09 FY10 FY10 FY10 FY10 FY11 FY11 FY11 FY11 FY12 FY12 FY12 FY09 FY10 FY10 FY10 FY10 FY11 FY11 FY11 FY11 FY12 FY12 FY12

Vistaprint’s organic business continued to show strong performance. Please note that none of the figures on this slide include Albumprinter or Webs.

•	Total orders processed in the quarter were approximately 7.0 million reflecting growth of 21% year over year.

•	Average order value was $35.38, a 2% decrease from an average order value of $36.03 in Q3 of last fiscal year, relatively flat in constant currencies.

These metrics should be viewed together and not individually, as factors such as currency, product mix, marketing campaigns, seasonality, and the like, can impact them.

Organic

Operational Metrics

(Excludes Albumprinter and Webs)

New Customers (million)

Implied COCA

Advertising as % of Revenue

3.0 35 $ 35%

2.9

30 $ 30%

2.5

$27

$26 $26 $26 27%

$24 24%

25 $ $24 25%

$23 23%

2.0 $22 $22 22%

$21 $21 21% 21% 21% 20% 20% 20%

20 $ 20%

$18 18%

1.5

15 $ 15%

1.0

10 $ 10%

0.5

5 $ 5%

0.0 0 $ 0%

Additional customer metrics for the business on an organic basis, for the period ending March 31, 2012, are as follows:

•	Quarterly new customer adds were approximately 2.4 million, reflecting 33% year over year growth over the approximately 1.8 million new customer adds in Q3 of last fiscal year.

•

Vistaprint uses the term “implied cost of customer acquisition” or “implied COCA” to describe total advertising expense in a period divided by the number of unique first time customers in that period. The second chart illustrates our implied COCA, which is higher than years past due to our planned increased investment in advertising over time, but was flat from Q2 to Q3 at approx. $26.

•

Advertising costs were $62.9 million, or 25.8% of organic revenue. As part of our strategic investments, we expected this increase versus years past, although the overall Q3 expense was lower than anticipated due to timing shifts in marketing campaigns from Q3 to Q4.

Organic

Historical Revenue Driver Metrics

(Quarterly)

TTM* Unique Customers (M)

12.9 13.8

11.9

11.4

11.1

10.6

9.0

8.4

7.4 7.7

7.0 7.2

4.0 4.2 4.5 4.8

3.6 3.9

Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

TTM Unique Customers (M) 10.6 11.1 11.4 11.9 12.9 13.8

TTM New Customers (M) 7.0 7.2 7.4 7.7 8.4 9.0

TTM Repeating Customers (M) 3.6 3.9 4.0 4.2 4.5 4.8

As % of Unique Customers

TTM New Customers 66% 65% 65% 65% 65% 65%

TTM Repeating Customers 34% 35% 35% 35% 35% 35%

Y/Y Growth

TTM Unique Customers 19% 21% 19% 19% 22% 24%

TTM New Customers 15% 16% 16% 17% 20% 25%

TTM Repeating Customers 29% 30% 25% 24% 25% 23%

Implied Retention* 40% 42% 42% 42% 42% 43%

*TTM repeating customers as % of year-ago unique customers

New Customers Aquired in Period

Customers Repeating from Prior Periods

*trailing twelve month at period end

Our unique customer metrics for the core business on a trailing twelve month basis are as follows:

•	On a TTM basis, unique customer count was 13.8 million, reflecting 24% year over year growth of unique customers.

•	First-time unique customers in the TTM period ending March 31, 2012 grew 25% year over year while unique customers transacting from prior periods grew 23% year over year.

Organic

Historical Revenue Driver Metrics

Average Spend Per Unique Customer (USD)

$100 $102 $100 $100

$98 $99

$70 $72 $73

$70 $71 $69

$54 $54 $55 $55 $53 $52

Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

Average Spend per Unique

Customer $70 $70 $72 $73 $71 $69

Average Spend per New $54 $54 $55 $55 $53 $52

Customer

Average Spend per Repeat $98 $99 $100 $102 $100 $100

Customer

Y/Y Growth

Average Spend per Unique 4% 1% (1%)

Customer

Average Spend per New 2% (2%) (4%)

Customer

Average Spend per Repeat 3% 2% 1%

Customer

Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

Average Customer Spend: New Repeat Total

FY11-FY16, long-term target of low- to mid- single digit growth in bookings per unique customer.

Average spend per unique customer for the core business on a trailing twelve month basis developed as follows:

•

Average spend per unique customer during the TTM period ending March 31, 2012 was $69, reflecting a decline from the last several quarters. We believe this slight decline is due in part to the near-term drag created by the changes we have made in FY12 to drive long-term retention, including reduced in-transaction cross sell.

•

Average spend per new customer acquired in the TTM period was $52, reflecting a 4% decline year over year. This decrease is consistent with the changes described above, as well as our new customer AOV trends which have been down slightly in the past couple quarters.

•	Average spend per customer transacting in prior periods during the TTM period was $100, reflecting 1% growth year over year.

Consolidated

Cash Flow & ROIC Highlights*

Balance sheet (in millions, as of December 31, 2011)

Cash and cash equivalents $52.1

Quarterly cash flows and investments (in millions) Q3FY12 Q3FY11 YTD FY12 YTD FY11

Cash flow from operations $9.6 $33.7 $121.3 $126.3

Free cash flow** $(0.3) $27.8 $83.9 $92.3

Capital expenditures $8.5 $4.2 $32.9 $29.2

as % of revenue 3.3% 2.1% 4.3% 4.8%

Trailing Twelve Month Return on Invested Capital** (GAAP) 15% 28%

Trailing Twelve Month Return on Invested Capital** (Non-GAAP) 22% 35%

Share repurchase program Q3FY12 YTD FY12

Shares purchased — 6.9M

Average cost per share — $30.34

Total purchase spend, inclusive of transaction costs, in millions — $209.6

* Financial results for the consolidated business, including Albumprinter results since October 31, 2011 and Webs since December 28, 2011 (dates of purchase).

** FCF = Cash Flow from Operations – Capital Expenditures – Purchases of Intangible assets not related to acquisitions – Capitalized Software Expenses *** ROIC = NOPAT / (Debt + Equity – Excess Cash) Net operating profit after taxes (NOPAT) Excess cash is cash and investments >10% of last twelve month revenues Operating leases have not been converted to debt Non-GAAP TTM ROIC excludes share-based compensation expense and its related tax effect , and amortization of acquired intangibles, and a charge related to the alignment of Webs IP with our global structure on NOPAT

18

Cash and cash equivalents were approximately $52.1 million as of March 31, 2012. During the quarter, Vistaprint generated $9.6 million in cash from operations, compared with $33.7 million in the third quarter of fiscal 2011. Free cash flow was $(0.3) million in the third quarter, down from $27.8 million in the third quarter of fiscal 2011.

On a trailing twelve-month basis, return on invested capital (or ROIC) as of March 31, 2012 declined due to the planned reduced profitability in our business in the first half of the fiscal year. Including share based compensation expense, it was approximately 15%, and excluding share based compensation expense, it was approximately 22%.

Vistaprint did not repurchase any shares during the third quarter.

Consolidated

Balance Sheet Highlights

Balance Sheet highlights, in millions, at period end 3/31/12 12/31/11 09/30/11 06/30/11

Total assets $588.0 $590.3 $469.0 $555.9

Cash and cash equivalents $52.1 $67.5 $161.1 $236.6

Total current assets $103.5 $123.7 $194.0 $272.3

Goodwill and intangible assets $192.0 $196.6 $5.1 $5.2

Total liabilities $306.0 $322.5 $108.8 $105.8

Current liabilities $148.1 $166.2 $97.1 $93.8

Long-term debt $126.5 $140.5 $- $ -

Shareholders’ Equity $281.9 $267.8 $360.2 $450.1

Treasury shares (in millions) 13.0 13.1 9.8 6.8

Over the last few quarters, we have discussed our intent to leverage our balance sheet in order to fund strategic investments such as acquisitions and share repurchases. The balance sheet highlights, shown here, reflect the impact of these investments. Goodwill and intangible assets are up significantly from prior periods due to our acquisitions. Additionally, current liabilities are up significantly and reflect the acquired entities, the seasonal impact of increased advertising and indirect taxes, an increase in deferred revenue due to the Webs subscription model, and the current portion of our long-term debt. The balance sheet also reflects that our long-term debt position has increased as we drew on our credit facility to fund our acquisitions and share repurchases. The increase in treasury shares reflects the share repurchase activity from earlier in the year.

We’re comfortable that we have adequate resources available to satisfy our working capital needs, other obligations, and continued planned investments that support our growth strategy. Some of you may have seen the 8-K we filed last week regarding an increase to our credit facility from $250.0 million to $387.5 million. This is available to us for working capital, capital expenditures, and other general corporate purposes including share repurchases and mergers and acquisitions.

Consolidated

Financial Guidance*

(as of April 26, 2012)

FY12 Q4 FY12

ending 06/30/2012 ending 06/30/2012

Non-GAAP adjusted EPS $1.71—$1.83 $0.15—$0.27

EPS growth (decline) from FY 2011 period (26%)—(20%) (65%)—(37%)

Non-GAAP share count 39.6 million 38.5 million

Non-GAAP exclusions $31.6 $9.7

* Millions, except share and per share amounts and as noted

20

FY12 Q4 FY12

ending 06/30/2012 ending 06/30/2012

Revenue $1,018— $1,034 $248—$264

Revenue growth from FY 2011 period 25%— 27% 19%—26%

Organic constant currency revenue growth estimate 20%— 22% 16%—23%

GAAP EPS $0.92—$1.04 $(0.10) – $0.02

EPS growth (decline) from FY 2011 period (50%)— (43%) (131%)—(94%)

GAAP share count 39.1 million 36.5 million (basic)

37.8 million (diluted)

The Company is providing the following assumptions to facilitate non-GAAP adjusted net income per diluted share comparisons that exclude share-

based compensation related expenses, amortization of acquired intangible assets and a tax charge related to the alignment of IP with our global operations:

The table above is Vistaprint’s financial guidance as of April 26, 2012. This guidance reflects our expected market opportunity and our ongoing commitment to making investments for growth and competitive advantage. Vistaprint specifically disclaims any obligation to update any forward-looking statements, which should not be relied upon as representing our expectations or beliefs as of any date subsequent to April 26, 2012, the date of this presentation.

Our expectations for the full fiscal year ending June 30, 2012 are as follows:

•

For full year revenue, we have narrowed our revenue range around our former midpoint, adjusting only for currency movements. Our organic constant currency growth expectations are 20% to 22% growth for the full year. The midpoint organic constant currency growth expectation has not changed from our original July 2011 guidance. Currency has moved favorably since we last gave guidance in January. If exchange rates stay the same as they were for the 30-day average in mid-April 2012, we would expect consolidated revenue to be $1,018 million to $1,034 million, an increase of 25% to 27% year over year in US dollars. Of course, actual revenue will depend in part on currency exchange rate development throughout the remainder of the fiscal year.

•

Full fiscal year GAAP EPS, on a diluted basis, is expected to be between $0.92 and $1.04 based on about 39.1 million weighted average shares outstanding. This EPS guidance is an increase versus our prior guidance, and is primarily due to an improvement in our expense outlook for our recent acquisitions. Our organic business profitability remains on track. We expect that our full year effective tax rate will be over 20%, excluding the potential impact of any future currency exchange movement for tax purposes.

Our expectations for the quarter ending June 30, 2012, our fourth quarter of fiscal year 2012, are as follows:

•	Q4 revenue is expected to be in the range of $248 million to $264 million, an increase of 19% to 26% in US dollars. We expect organic constant currency growth of 16% to 23% year over year.

•

Q4 GAAP EPS is expected to be between a loss of ($0.10) and earnings of $0.02 which assumes 36.5 million weighted average basic shares outstanding in the event of a net loss and 37.8 million weighted average diluted shares outstanding in the event of net income

Consolidated

Financial Guidance*

(as of April 26, 2012)

FY12 Q4 FY12

ending 06/30/2012 ending 06/30/2012

Revenue $1,018 — $1,034 $248— $264

Revenue growth from FY 2011 period 25%— 27% 19%— 26%

Organic constant currency revenue growth estimate 20% — 22% 16%— 23%

GAAP EPS $0.92 — $1.04 $(0.10) – $0.02

EPS growth (decline) from FY 2011 period (50%) — (43%) (131%)—(94%)

GAAP share count 39.1 million 36.5 million (basic)

37.8 million (diluted)

The Company is providing the following assumptions to facilitate non-GAAP adjusted net income per diluted share comparisons that exclude share-based compensation related expenses, amortization of acquired intangible assets and a tax charge related to the alignment of IP with our global operations:

FY12 Q4 FY12

ending 06/30/2012 ending 06/30/2012

Non-GAAP adjusted EPS $1.71—$1.83 $0.15—$0.27

EPS growth (decline) from FY 2011 period (26%)—(20%) (65%)—(37%)

Non-GAAP share count 39.6 million 38.5 million

Non-GAAP exclusions $31.6 $9.7

* Millions, except share and per share amounts and as noted

We are providing the assumptions noted on our guidance slide to facilitate comparisons with non-GAAP adjusted net income per diluted share.

•

Based on these assumptions, for the full fiscal year 2012, non-GAAP adjusted EPS, is expected to be between $1.71 and $1.83, and excludes expected acquisition-related amortization of intangible assets of approximately $5.8 million; share-based compensation expense and its related tax effect of approximately $24.8 million; charges related to the alignment of acquisition-related intellectual property with global operations of approximately $1.0 million; and 39.6 million shares outstanding.

•

For Q4 of fiscal 2012, non-GAAP adjusted EPS, is expected to be between $0.15 and $0.27, and excludes expected acquisition-related amortization of intangible assets of approximately $2.3 million; share-based compensation expense and its related tax effect of approximately $7.4 million; and 38.5 million shares outstanding.

Consolidated

Capital Expenditures Guidance (as of April 26, 2012) Expressed as percent of revenue FY 2012 Guidance: $50M—$60M 5%—6% of revenue guidance midpoint Actuals Guidance $63M $63M $76M $60M $50M $101M $37M 22 Consolidated

25% 3% 8% 14% 16% 3% 7% 6% 15% 2% 7% 6% 15% 3% 9% 3% 5% 1% 2% 2% 6% 2% 2% 2% 5% 2% 1% 2%

FY 2007 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012-High FY 2012-Low

$63M %63M $76M $101M $37M $60M $50M

This chart shows capital expenditures in dollars and as a percentage of revenue for the past several years, and also shows our expectations for 2012 at the midpoint of our revenue guidance range. We expect capital expenditures as a percentage of revenue and in absolute dollars to increase in 2012 over 2011. Fiscal 2011 was a lighter cap ex year because we had no major facility expansions, while we had two in fiscal 2010. For the current fiscal year, we are bringing down our capital expenditures guidance range to reflect timing of certain capital expenditures. Our revised capital expenditures guidance of $50 to $60 million, or 5% to 6% of our revenue guidance midpoint, still includes our ongoing build-out of a new call center in Jamaica, and other IT and manufacturing equipment requirements to support our growth plans; however, based on the timing of some of the facility-related expenditures, we are reducing this year’s expectations.

Preliminary thoughts on FY13 As of April 26, 2012 23 Our long-term business expectations remain unchanged versus our 5 year model announcement in July, 2011 FY16 organic revenue target of at least $2B (20% CAGR) FY16 organic GAAP EPS target of $5.00 Over the next three months we will finalize our budget for FY13 and we will provide guidance for FY13 in July 2012; as such the following comments are preliminary Today we want to provide early visibility on certain items not included in our July, 2011 announcement (Albumprinter and Webs acquisitions and interest expense related to year- to-date fiscal 2012 share repurchases and acquisitions). We expect the following impact from these items in FY12 and FY13: FY12 impact (incorporated into FY12 guidance on previous slides) Combined GAAP net income dilution estimated to be about $14M in FY12 Combined non-GAAP net income dilution estimated to be about $2M in FY12 The negative impact from these items is going to be larger in FY13 than FY12, primarily due to the full year impact Combined GAAP net income dilution estimated to be about $20 million—$24 million in FY13 Combined non-GAAP net income dilution of less than $4 million in FY13

Please see preliminary commentary on fiscal 2013 in the slide above. Additional details about the acquisition and interest expense items that we expect to impact fiscal 2012 and fiscal 2013 net income are outlined in the following slide.

These are preliminary thoughts on FY13 as of April 26, 2012. We expect to provide detailed guidance for FY13 in our July 2012 earnings announcement.

As a reminder, as described at our February, 2012 investor day, starting in fiscal year 2013, we will change our guidance approach as it relates to EPS guidance. We will continue to provide annual revenue and EPS guidance, with quarterly updates as necessary. We will also provide quarterly revenue guidance. However, we will no longer provide quarterly earnings guidance, as the timing of our earnings often fluctuates.

Preliminary thoughts on FY13 (cont.) As of April 26, 2012 24 24 Note: amounts in parentheses indicate a negative impact to net income; all other amounts indicate a benefit to net income

Acquisition and Interest Expensse Items

Acquisition-related operational income (loss) including integration costs

Interest expense related to acquisitions and share repurchases

Currency gain on Albumprinter transaction

Acquisition-related share-baased compensation and related tax effect

Amortization of acquision-related intangible assets

Tax item related to alignment of Webs IP

Total net income impact

FY 12 GAAP Expectation ~($2M) ~($2M) ~$2M ~($5M) ~($6M) ~($1M) ~($14M)

FY12 Non-gAAp Expectation ~($2M) ~($2M) ~$2M — — — ~($2M)

FY13 GAAP Early View Less than $3M ($3M) – ($4M) — ~($9M) ~($9M) ~($2M) ($2M)-($24M) – ($24M)

FY13 Non-GAAP Early View Less than $3M ($3M) – ($4M) — — — — $0M – ($4M)

This table shows:

•	Our current expectation for the FY12 impact of the Webs and Albumprinter acquisitions and interest expense to both GAAP and non-GAAP net income

•	Our preliminary view of the expected FY13 impact of the FY12 Webs and Albumprinter acquisitions and interest expense to both GAAP and non-GAAP net income

These expectations for FY12 and preliminary thoughts on FY13 are as of April 26, 2012.

Summary Solid Q3 results

Continued execution of strategy via disciplined investments

On track for full fiscal year

Well-positioned to capitalize on large market opportunity

In summary, we are pleased to have delivered solid third quarter results. We are on track with our long-term strategy to improve our customer value, to drive further customer acquisition through lifetime value based marketing initiatives, to advance our manufacturing capabilities and to expand into market adjacencies through disciplined investments. We have made a good start toward our long-term goals for stronger shareholder returns and capitalizing on what we believe is a large opportunity ahead of us. We look forward to continuing to build on this over the remainder of the fiscal year and beyond.

Q&A Session Please go to the Investor Relations section of www.vistaprint.com for the live Q&A call at 5:15 pm EST on January 26, 2012

We’d like to thank you for your time and attention, and we look forward to answering questions and comments on our live call at 5:15pm Eastern time.

Q3 Fiscal Year 2012 Financial Results Supplement

Revenue (millions)



21% ORGANIC constant currency y/y growth
26% including Albumprinter & Webs
Albumprinter
Non-US
Webs
US
$135.1
$145.1
$194.6
$166.0
$164.3
$170.5
$234.1
$203.7
$208.8
$212.4
$299.9
$257.6
Q4 FY09
Q1 FY10
Q2 FY10
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12
Q3 FY12
FY09 $516
29% y/y growth
FY10 $670
30% y/y growth
FY11 $817
22% y/y growth
YTD $770
27% y/y growth

Vistaprint Make an impression.

28

Organic

Total Company Organic Growth Rates

(Excludes Albumprinter and Webs)


50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
Constant-Currency
Reported
21% constant-currency
20% reported
Q4 FY09
Q1 FY10
Q2 FY10
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12
Q3 FY12
FY09
36% constant-currency growth
FY10
28% constant-currency growth
FY11
22% constant-currency growth
YTD
21% constant-currency growth

Note: Constant currency basis is estimated by translating all non-U.S. Dollar denominated revenue generated in the current period using the prior year period's average exchange rate for each currency to the U.S. Dollar.

Please see reconciliation to reported revenue growth rates at the end of this presentation.

Vistaprint Make an impression.

29

Organic

Segment Growth

Constant Currency Organic

APAC

64% 58% 56% 45% 38% 43% 35% 39% 45% 37% 40%

70% 60% 50% 40% 30% 20% 10% 0%

Q1 FY10 Q2 FY10 Q3 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

Europe

45% 48% 38% 28% 27% 30% 21% 22% 21%

70% 60% 50% 40% 30% 20% 10% 0%

Q1 FY10 Q2 FY10 Q3 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

North America

22% 21% 17% 18% 15% 16% 21% 18% 17% 20% 21%

70% 60% 50% 40% 30% 20% 10% 0%

Q1 FY10 Q2 FY10 Q3 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

Consolidated

Gross Margin and Gross Profit


Gross Profit (millions)
GM %
63.1%
63.6%
65.1%
64.1%
63.6%
63.1%
66.3%
65.3%
63.9%
63.2%
66.8%
65.5%
$85
$92
$127
$106
$105
$108
$155
$133
$133
$134
$200
$169
Q4 FY09
Q1 FY10
Q2 FY10
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12
Q3 FY12
FY09 62.8%
FY10 64.2%
FY11 64.8%
YTD 65.4%

Vistaprint Make an impression.

31

Consolidated

GAAP Net Income and Net Margin


GAAP Net Income (millions)
GAAP Net Margin
10.90%
8.90%
13.80%
9.70%
7.10%
6.30%
14.50%
11.30%
6.90%
3.80%
10.60%
0.10%
$15
$13
$27
$16
$12
$11
$34
$23
$14
$8
$32
$0
Q4 FY09
Q1 FY10
Q2 FY10
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12
Q3 FY12
FY09 $56
FY10 $68
FY11 $82
YTD $40.1

Vistaprint Make an impression.
32

Consolidated

Non-GAAP Adjusted Net Income* and Adjusted Net Margin

Non-GAAP Adjusted Net Income (millions) Non-GAAP Adjusted Net Margin

17.3%

17.3%

14.4% $40 12.6%

13.8% $38

12.7% 12.9%

$34

10.5%

$28

9.6% 9.4%

$21

$19 $20

$18 $17 6.1%

$16

4.4%

$13

$11

Q4 FY09 Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

FY09 $76 FY10 $91 FY11 $105 YTD $62.2

*Non-GAAP adjusted net income per diluted share for all periods presented excludes the impact of share-based compensation expense and its related tax effect, amortization of acquired intangible assets and a tax expense related to the alignment of Webs IP with our global structure. Please see reconciliation to GAAP net income at the end of this presentation.

Consolidated

Share-Based Compensation* (millions)

$7.6

$6.7

$6.4

$5.7

$5.5 $5.3 $5.6 $5.3

$4.8 $5.1 $4.9 $5.0

Q4 FY09 Q1 FY10 Q2 FY10** Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11*** Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

FY09 $20.2 FY10 $23.2 FY11 $22.4 YTD $17.5

* Share-based compensation (SBC) expense includes SBC-related tax adjustment.

** Q2 FY2010 SBC includes a non-cash charge of $1.3 million to correct a cumulative understatement of share-based compensation expense from prior periods that we concluded was not material to any prior period or FY2010.

*** Q2 FY2011 SBC includes a non-cash charge of $1.0 million related to the reorganization of our business (announced October 2010). The charge did not relate to any named executive officers or the CFO transition announced in November 2010.

Organic

Revenue Seasonality

(Excludes Albumprinter and Webs)

Small Business Marketing Home and Family*

$284 $244

$234

$209 $212

$204

$195

$166 $164 $170

$145

$135

Q4 FY09 Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

* Home and family revenue are calculated using a product format-based approach

Organic

Q3 FY 2012 Bookings by Marketing Channel

(excludes Albumprinter and Webs bookings)


~2.4 million new customers in Q3 FY2012
Our Own Permission-Based email
3rd Party Permission-Based email
Other Channels and Partners
Paid Search
Direct URL Type-In
Our Own Permission-Based email
Other Channels and Partners
Direct URL Type-In
Paid Search
Repeat Order Bookings: 67%
First-time Order Bookings: 33%

Vistaprint Make an impression.

36

Consolidated

Q3 Capital Expenditure Breakdown

Q3 CapEx: $8.5M

35% 37%

28%

Land/Facilities1 2

Mfg & Automation Equipment

Other3

1 Land, building and construction, leasehold improvements, and furniture and fixtures

2 All manufacturing and automation equipment, including offset and digital print lines, other printing equipment, pre-press and post-press equipment such as cutters, and automation equipment

3 IT infrastructure, software and office equipment

Appendix

Including a Reconciliation of GAAP to Non-GAAP Financial Measures

About non-GAAP financial measures

To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant-currency revenue growth, and constant-currency organic revenue growth. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect, amortization of acquisition-related intangibles, and tax charges related to the alignment of acquisition-related intellectual property with global operations. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets, and capitalization of software and website development costs. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Constant-currency organic revenue growth excludes the impact of currency as defined above and revenue from acquired companies.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

(continued on next page)

About non-GAAP financial measures

continued…

Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.

Reconciliation: GAAP to Non-GAAP Results

Net Income – Annual ($ in thousands)

FY 2003 FY 2004 FY 2005* FY 2006 FY 2007 FY 2008 FY 2009 FY2010 FY2011 FY2012

YTD

GAAP Net Income $473 $3,440 ($16,218) $19,234 $27,143 $39,831 $55,686 $67,741 $82,109 $40,143

Share-based

compensation and $0 $0 $0 $4,850 $8,765 $15,275 $20,177 $23,156 $22,400 $17,463

related tax effect

Amortization of

acquired intangible ————————— $3,529

assets

Webs IP transfer $1,017

Non-GAAP $473 $3,440 $4,782 $23,146 $35,908 $55,106 $75,863 $90,897 $104,509 $62,152

Adjusted Net Income

*Fiscal 2005 non-GAAP results exclude a contract termination payment of $21mm

*Note: share-based compensation expense includes tax effects

Reconciliation: GAAP to Non-GAAP Results

Net Income – Quarterly ($ in thousands)

Fiscal

. Fiscal Year 2010 Fiscal Year 2011 Fiscal Year 2012

Year 2009

Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

GAAP Net Income $14,696 $12,976 $26,948 $16,167 $11,650 $10,781 $34,014 $22,917 $14,397 $8,172 $31,697 $274

Share-based $4,764 $5,499 $6,679 $5,315 $5,662 $5,550 $6,435 $5,285 $5,129 $4,876 $5,021 $7,566

Compensation*

Amortization of

acquired intangible —————————— $1,148 $2,381

assets

Webs IP Transfer $1,017

Non-GAAP

Adjusted Net $19,460 $18,475 $33,627 $21,482 $17,312 $16,331 $40,449 $28,202 $19,526 $13,048 $37,866 $11,238

Income

*Note: share-based compensation expense includes tax effects

Reconciliation: GAAP to Non-GAAP Results

Diluted Earnings Per Share—Annual

FY 2006 FY 2007 FY 2008 FY 2009 FY2010 FY2011 FY2012

YTD

GAAP Net Income Per Share $0.45 $0.60 $0.87 $1.25 $1.49 $1.83 $1.01

Share-based Compensation $0.09 $0.18 $0.31 $0.43 $0.49 $0.47 $0.44

Per Share*

Amortization of acquired —————— $0.08

intangible assets

Webs IP Transfer —————— $0.02

Non-GAAP Adjusted Net $0.54 $0.78 $1.18 $1.68 $1.98 $2.30 $1.55

Income Per Share

Weighted average shares

used in com utinp g 42.651 45.825 46.780 45.099 45.989 45.448 39.994

(millions)

*Note: share-based compensation expense includes tax effects

Reconciliation: GAAP to Non-GAAP Results

Earnings Per Diluted Share—Quarterly

Fiscal Fiscal Year 2010 Fiscal Year 2011 Fiscal Year 2012 Year 2009

Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3

GAAP Net Income Per

$0.33 $0.29 $0.59 $0.35 $0.26 $0.24 $0.75 $0.51 $0.32 $0.19 $0.82 $0.01

Share Share-based

$0.10 $0.12 $0.14 $0.11 $0.12 $0.12 $0.14 $0.12 $0.11 $0.12 $0.12 $0.20

Compensation Per Share*

Amortization of acquired

—   —   —   —   —   —   —   —   —   —   $0.03 $0.06

intangible assets Webs IP Transfer

—   —   —   —   —   —   —   —   —   —   —   $0.02

Non-GAAP Adjusted Net

$0.43 $0.41 $0.73 $0.46 $0.38 $0.36 $0.89 $0.63 $0.43 $0.31 $0.97 $0.29

Income Per Share

Weighted average sharesused in computing Non-GAAP

45.029 45.561 46.027 46.231 46.136 45.704 45.625 45.079 45.156 42.569 39.041 38.346 (millions)

*Note: share-based compensation expense includes tax effects

Reconciliation: Free Cash Flow

(in thousands)

Three Months Ended Nine Months Ended

March 31, March 31,

2012 2011 2012 2011

Net cash provided by operating activities $ 9,620 $ 33,650 $ 121,300 $ 126,327

Purchases of property, plant and (8,493) (4,246) (32,938) (29,224)

equipment

Purchases of intangibles assets (41) (32) (172) (148)

Capitalization of software and website

development costs (1,411) (1,568) (4,302) (4,656)

Free cash flow $ (325) $ 27,804 $ 83,888 $ 92,299

Reconciliation:

Total Company Constant-Currency Revenue Growth Rates Quarterly

Q4 Q1 Q2 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

FY2009 FY2010 FY2010

Reported revenue growth 22% 27% 40% 30% 22% 18% 20% 23% 27% 25% 28% 26%

Currency impact 9% 4% (8%) (5%) 0% 2% 3% (1%) (7%) (5%) 0% 2%

Revenue growth in constant

currency 31% 31% 32% 25% 22% 20% 23% 22% 20% 20% 28% 28%

Impact of acquisitions to growth in

constant currency (7%) (7%)

Revenue growth rate, ex

acquisitions, in constant currency 31% 31% 32% 25% 22% 20% 23% 22% 20% 20% 21% 21%

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation:

Total Company Constant-Currency Revenue Growth Rates Annual & YTD

FY2009 FY2010 FY2011 YTD FY2012

Reported revenue growth 29% 30% 22% 27%

Currency impact 7% (2%) — (1%)

Revenue growth in constant currency 36% 28% 22% 26%

Impact of acquisition to growth in constant currency — — — (5%)

Revenue growth rate, ex acquisition, in constant currency 36% 28% 22% 21%

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation:

Non-US Constant-Currency Revenue Growth Rates and Reported Growth Rates, ex Albumprinter

Non-US Revenue Growth Q4 FY09 Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12

Consolidated reported 22% 38% 68% 55% 30% 23% 26% 27% 41% 35% 36% 31%

revenue growth

Currency impact 22% 10% (20%) (14%) 1% 7% 6% (2%) (16%) (11%) — 3%

Consolidated revenue growth

in constant currency 44% 48% 48% 41% 31% 30% 32% 25% 25% 24% 36% 34%

Impact of acquisition to

growth in constant currency —————————— (13%) (13%)

Organic growth in constant

currency 44% 48% 48% 41% 31% 30% 32% 25% 25% 24% 23% 21%

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation:

Non-US Constant-Currency Revenue Growth Rates and Reported Growth Rates

Q3 FY2012 US Non-US Total

Company

Reported revenue growth 23% 31% 26%

Currency impact — 3% (2%)

Revenue growth in constant currency 23% 34% 28%

Impact of acquisition to growth in (2%) (13%) (7%)

constant currency

Revenue growth rate, ex acquisition, in 21% 21% 21%

constant currency

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation:

Geographic Segment Constant-Currency Revenue Growth Rates and Reported Growth Rates

Q3 FY2012 North America Europe Asia-Pacific Total

Company

Reported revenue growth 23% 29% 47% 26%

Currency impact — 5% (7%) 2%

Revenue growth in constant currency 23% 34% 40% 28%

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.